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                             IDS CERTIFICATE COMPANY
                                POWER OF ATTORNEY


City of Minneapolis

State of Minnesota

Each of the undersigned as a director of IDS Certificate Company, a face-amount certificate company registered under the Investment Company Act of 1940, hereby constitutes and appoints Richard W. Kling, Paula R. Meyer, Jay C. Hatlestad, Timothy S. Meehan, Bruce A. Kohn and Jeffrey S. Horton, or any one of them, as his or her attorney-in-fact and agent, to sign for him or her in his or her name, place and stead any and all registration statements and amendments thereto (with all exhibits and other documents required or desirable in connection therewith) that may be prepared from time to time in connection with said Company's existing or future face-amount certificate products, and periodic reports on Form 10-K, Form 10-Q and Form 8-K required pursuant to provisions of the Securities Exchange Act of 1934, and any necessary or appropriate states or other jurisdictions, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary or appropriate in connection with such signatures or filings.

Signed on this 14th day of October, 1998.


/s/ David R. Hubers                              /s/ John V. Luck
    David R. Hubers                                 John V. Luck


/s/ Charles W. Johnson                           /s/ James A. Mitchell
    Charles W. Johnson                              James A. Mitchell


/s/ Edward Landes                                /s/ Harrison Randolph
    Edward Landes                                   Harrison Randolph


/s/ Gordon H. Ritz                               /s/ Paula R. Meyer
    Gordon H. Ritz                                  Paula R. Meyer


/s/ Richard W. Kling
    Richard W. Kling